Exhibit 10.5

AMENDMENT TO

401(k) PLAN

Morgan Stanley & Co. LLC (the “Company”) hereby amends the Morgan Stanley 401(k) (the “401(k) Plan”) as follows:

1. Effective January 1, 2013, Section 2, Definitions, is amended by inserting the following new definition in appropriate alphabetical order:

“‘Employer Securities’ means (1) common stock issued by the Company (or by a corporation that is a member of the same controlled group) that is readily tradable on an established securities market; (2) alternatively, if there is no common stock that meets the requirements of clause (1), the term ‘Employer Securities’ means common stock issued by the Company (or by a corporation that is a member of the same controlled group) having a combination of voting power and dividend rights equal to, or in excess of, (A) that class of common stock of the Company (or any other such corporation) having the greatest voting power, and (B) that class of common stock of the Company (or of any other such corporation) having the greatest dividend rights.”

2. Effective January 1, 2013, Section 2, Definitions, is further amended by inserting “(1)” in the definition of “Retirement” after the phrase “on or after the date he or she has” and inserting “or (2) (a) attained age 65 and (b) completed at least three Years of Service” at the end of such definition of “Retirement”.

3. Effective January 1, 2014, Section 2, Definitions, is further amended by inserting the following at the end of the definition of “Testing Compensation”:

“Testing Compensation shall include payments described in Treasury Regulations section 1.415(c)-2(e)(3) paid by the later of 2 1/2 months after severance from employment, or the end of the limitation year that includes the date of severance from employment, if, absent a severance from employment, such payments would have been paid to the Employee while the Employee continued in employment with the Affiliated Group and are regular compensation for services during the Employee’s regular working hours, compensation for services outside regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation.”

4 Effective January 1, 2014, Section 5(i)(v), Correction of Excess Contributions, is amended by inserting the following at the end thereof:

“(3) Not later than the first April 15 following the close of the taxable year, the Plan may distribute Roth Elective Deferrals and any income allocable to that amount to the individual in the amount designated under this Section 5(i)(v).”

5. Effective January 1, 2013, Section 6(d), MS Transition Contributions, is amended by deleting the word “Eligible” from clause (1) of subsection (ii) thereof.

6. Effective January 1, 2014, Section 6(g), Qualified Non-Elective and Qualified Matching Contributions, is amended by inserting the following at the end thereof:

“To the extent required under Treasury Regulations sections 1.401(k)-2(a)(6) and 1.401(m)-2(a)(6), for purposes of the ADP test in Sections 5(e)(i)(1) and (2) and the ACP test in Sections 5(g)(i)(1) and (2), Qualified Non-Elective Contributions will not be counted when correcting for a nondiscrimination testing failure above the greater of 5% of Testing Compensation, or two times the Plan’s representative contribution rate for Eligible Employees who are not Highly Compensated Employees. Representative contribution rate shall be determined using the definition in Treasury Regulations sections 1.401(k)-2(a)(6)(iv)(B) and 1.401(m)-2(a)(6)(v)(B), as applicable.”

7. Effective January 1, 2014, Section 13(b)(ii), Disposition of Excess Amounts, is replaced with following:

“(ii) Disposition of Excess Amounts. If the annual additions otherwise made to the Accounts of a Participant would cause the limitations of Code section 415 that are applicable to that Participant to be exceeded for the limitation year, the amount by which such limitations are exceeded will be corrected in such manner as shall be determined by the Plan Administrator in any manner permitted by law, including the Employee Plans Compliance Resolution System as from time to time amended, or any successor thereto.”

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of this 20th day of December, 2013.

MORGAN STANLEY & CO. LLC

By:	/s/ Jeffrey Brodsky
Title:	Managing Director – Global Head of Human Resources